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                                                                    EXHIBIT 99.1

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into as of March 31, 1999 by and among Interactive Objects, Inc., a Washington corporation ("IO"), IO Acquisition, Inc., a Washington corporation and the wholly owned subsidiary of IO (the "Merger Sub"), Avatar Interactive, Inc., a Washington corporation ("Avatar"), and Kayleen Arafiles, the sole shareholder of Avatar ("Shareholder").

     The Boards of Directors of IO, the Merger Sub and Avatar have determined that it is advisable and in the best interests of their respective companies and have each approved the merger of the Merger Sub with and into Avatar in a reverse triangular merger (the "Merger"), upon the terms and subject to the conditions set forth herein, in accordance with the applicable provisions of the Washington Business Corporation Act (the "WBCA");

     IO, the Merger Sub and Avatar intend, by approving resolutions authorizing this Agreement, that this reorganization be accounted for as a "pooling of interests" and to adopt this Agreement as a plan of reorganization and that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder; and

     In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, IO, the Merger Sub, Avatar and the Shareholder hereby agree as follows:

ARTICLE 1.  THE MERGER

     1.1.  The Merger.

          (a) Effective Time. At the Effective Time, and subject to and upon the terms and conditions of this Agreement and the WBCA, the Merger Sub shall be merged with and into Avatar, the separate corporate existence of the Merger Sub shall cease, and Avatar shall continue as the surviving corporation and the wholly-owned subsidiary of IO. Avatar as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

          (b) Closing. Unless this Agreement shall have been terminated pursuant to Section 8.1, and subject to the satisfaction or waiver, if permissible, of the conditions set forth in Article 5, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place (i) at the offices of IO, 217 Pine St., Suite 800, Seattle, Washington, as promptly as practicable after satisfaction or waiver, if permissible, of the conditions set forth in Article 5; or (ii) at such other time, date or place as IO and Avatar may agree.

     1.2. Effective Time. As promptly as practicable after the satisfaction or waiver, if permissible, of the conditions set forth in Article 5, but no later than 15 days thereafter, the parties hereto shall cause the Merger to be consummated by filing the articles of merger as contemplated by the WBCA (the "Articles of Merger"), together with any required related documents, with the Secretary of State for the State of Washington, substantially in the form attached hereto as Exhibit A. The Merger shall be effective upon filing of the Articles of Merger with the Secretary of State for the State of Washington (the "Effective

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Time"). The parties agree that, notwithstanding a later filing of Articles of
Merger, the Merger will be treated for accounting purposes as having been completed as of March 31, 1999.

     1.3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of the WBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchise of Avatar shall vest in the Surviving Corporation, and all debts, liabilities and duties of Avatar shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4.  Articles of Incorporation; Bylaws.

          (a) Articles of Incorporation. At the Effective Time, the Articles of Incorporation of Avatar, amended as provided in Exhibit A hereto, shall be the Articles of Incorporation of the Surviving Corporation until thereafter duly amended in accordance with applicable law and such Articles of Incorporation.

          (b) Bylaws. At the Effective Time, the Bylaws of Avatar, amended as set forth in Exhibit B hereto, shall be the Bylaws of the Surviving Corporation until thereafter duly amended in accordance with applicable law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

     1.5. Directors and Officers. The directors of IO immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of IO immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation and in accordance with applicable law. Except for the Shareholder and Norresa Calos who shall continue after the Merger as the President and Controller of the Surviving Corporation, respectively, the Shareholder will cause each officer and director of Avatar to tender his or her resignation prior to the Effective Time, with each such resignation effective as of the Effective Time.

     1.6. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any further action on the part of IO, the Merger Sub, Avatar or the Shareholder:

          (a) Conversion of Avatar Securities. All shares of Avatar Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be canceled and converted, without any action on the part of the holder thereof, into the right to receive that number of fully paid and non-assessable shares of IO common stock, $.01 par value per shares ("IO Common Stock"), equal to the quotient of (i) $1,500,000 divided by (ii) the Merger Price Per Share (as defined in Section 1.7). The shares of IO Common Stock issued in connection with the Merger are sometimes referred to herein as the "Merger Shares." All such shares of Avatar Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of IO Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 1.8 of this Agreement.

          (b) No Fractional Shares. No fractional shares of IO Common Stock shall be issued upon conversion of the shares of Avatar Common Stock held by any holder. Instead, the number of

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     Merger Shares to be issued to any holder of Avatar Common Stock shall be rounded to the nearest whole number of shares (such that any fraction equal or greater than one-half shall be rounded up and any fraction less than one-half shall be rounded down) and IO shall issue such additional share, if any, after such rounding.

          (c) Conversion of Merger Sub Securities. Each share of common stock of the Merger Sub issued and outstanding immediately prior to the Effective Date shall automatically be canceled and converted, without any action on the part of the holder thereof, into one fully paid and non-assessable share of common stock of the Surviving Corporation.

     1.7. Merger Consideration. The Merger Consideration shall be equal to the dollar amount of $1,500,000, less any adjustments required by Sections 1.13 and
Article 7. The Merger Consideration shall be paid in shares of IO Common Stock, valued at the Merger Price Per Share. The Merger Price Per Share shall be calculated as the average of: (i) the average closing trading price as reported by OTC Bulletin Board ("OTC") for IO Common Stock for the ten trading days prior to Closing; and (ii) the average closing trading price as reported by the OTC for IO Common Stock for the ten trading days after Closing; provided, that, if the Merger Price Per Share is greater than $2.25, the Merger Price Per Share shall be deemed to be $2.25 and if the Merger Price Per Share is less than $1.25, the Merger Price Per Share shall be deemed to be $1.25.

     1.8. Surrender and Delivery of Certificates. At the Effective Time, the Shareholder shall deliver to IO the certificates (the "Certificates") representing Avatar Common Stock, duly endorsed in blank by the Shareholder, or accompanied by blank stock powers duly executed by the Shareholder. The Certificates so delivered shall forthwith be canceled. Until so surrendered, each Certificate shall be deemed for all corporate purposes to evidence only the right to receive the aggregate number of Merger Shares into which the Avatar Common Stock represented thereby shall have been converted. After calculation of the Merger Price Per Share and upon surrender of the Certificates, IO shall deliver to the Shareholder the certificates representing the Merger Shares, duly authorized and issued as provided herein.

     1.9. Stock Transfer Books. At the Effective Time, the stock transfer books of the Surviving Corporation will register the issuance of shares described in Section 1.6(d). The shares of IO Common Stock delivered upon the surrender for exchange of Avatar Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to all shares of Avatar Common Stock outstanding immediately prior to the Effective Time, and there shall be no further registration of transfers of Avatar Common Stock which were outstanding immediately prior to the Effective Time on the records of the Surviving Corporation.

     1.10. Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Treasury Regulations.

     1.11.  Accounting Treatment.

          (a) The parties hereto intend for the Merger to be treated as a "pooling of interests" for accounting purposes. From and after the date of this Agreement and until the Effective Time, neither IO, the Merger Sub, Avatar nor the Shareholder nor any of their respective subsidiaries or other affiliates (i) shall knowingly take any action, or shall knowingly fail to take any action, that would jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes; or (ii) shall enter into any contract, agreement, commitment or arrangement with respect to the foregoing; provided, however, that

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no action or omission by any party shall constitute a breach of this sentence if such action or omission is permitted by the terms of this Agreement or is made with the written consent of the other parties hereto.

          (b) IO shall have the right to place a restrictive legend on all shares of IO Common Stock, to instruct its transfer agent not to permit the transfer of any such shares and/or to take any other steps reasonably necessary to ensure compliance with ASR 135 and other rules and releases related to pooling of interests accounting treatment.

          (c) Notwithstanding the above, IO, in its sole discretion, may elect at any time not to proceed with qualifying the Merger to be treated as a pooling of interests for accounting purposes.

     1.12. Taking of Necessary Action; Further Action. Each of IO, the Merger Sub, Avatar and the Shareholder will take all such reasonable lawful action as may be necessary or appropriate in order to effect the Merger in accordance with this Agreement as promptly as practicable. If, at any time before or after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest IO with full right, title and possession to all the property, rights, privileges, power and franchises of Avatar through its ownership of the Surviving Corporation after the Effective Time, or to fully vest the Shareholder with all Merger Consideration described in this Agreement or to fully vest Shareholder with the Pledged Assets, subject only to the express limitations set forth in Section 1.13 and Article 7, the officers and directors of IO, the Merger Sub and Avatar immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

     1.13  Pledged Assets.

          (a) Litigation Pledge. As collateral security for the payment of any indemnification obligations of the Shareholder pursuant to Article 7 arising out of any claims brought by the parties which settled claims with Avatar as described in Schedule 2.14 (the "Potential Plaintiffs") against Shareholder, Avatar or IO (the "Settlement Litigation"), the Shareholder shall, and by execution hereof does hereby, transfer, pledge and assign to IO, for the benefit of IO, a security interest in that aggregate number of shares of IO Common Stock equal to $750,000 divided by the Merger Price Per Share, and the certificates and instruments, if any, representing or evidencing any such shares (the "Litigation Pledge"). The shares of IO Common Stock in the Litigation Pledge are referred to herein as the "Pledged Assets."

          (b) In addition to the foregoing and as security for the Litigation Pledge, the Shareholder shall, and by execution hereof does hereby, transfer, pledge and assign to IO, for the benefit of IO, a security interest in the following:

               (i) all securities hereafter delivered to the Shareholder with respect to or in substitution for Shareholder's Pledged Assets, all certificates and instruments representing or evidencing such securities, and all cash and non-cash dividends and other property at any time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and in the event the Shareholder receives any such property, the Shareholder shall hold such property in trust for IO and shall immediately deliver such property to IO to be held hereunder as Pledged Assets; and

               (ii) all non-cash proceeds of all of the foregoing property and all rights, titles, interests, privileges and preferences appertaining or incident to the foregoing property.

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          (c) Each certificate, if any, evidencing the Shareholder's Pledged
Assets issued in her name in the Merger, shall be delivered to IO directly by the transfer agent, such certificate bearing no restrictive or cautionary legend other than those imprinted by the transfer agent at IO's request. The Shareholder shall deliver to IO, for each such certificate, a stock power duly signed in blank by her.

          (d) The Shareholder shall be entitled to exercise any voting powers incident to a Pledged Asset until such time, if any, as such Pledged Asset is applied to satisfy any indemnification obligation of the Shareholder pursuant to
Article 7. In addition, the Shareholder shall be entitled to the cash or other proceeds from a Pledged Asset upon the release of such Pledged Asset from the pledge pursuant to the terms hereof.

          (e) The assets pledged to secure the Litigation Pledge pursuant to this Section shall be available to satisfy any indemnification obligations of the Shareholder pursuant to Article 7 arising out of the Settlement Litigation until the earlier of (i) two weeks after the date of receipt by IO or the Surviving Corporation of a signed settlement and release from the Potential Plaintiffs; (ii) two weeks after the date of the final adjudication of any lawsuit brought by the Potential Plaintiffs by a court of competent jurisdiction, including the expiration of any applicable appeal period; or (iii) the second (2nd) anniversary of the Closing ("Second Anniversary"), unless at that time, IO, Avatar or the Shareholder is party to a lawsuit with the Potential Plaintiffs or has received written notice from a Potential Plaintiff of an intent to bring a lawsuit ("Notice"), in which event, this subsection
(e)(iii) shall be of no effect. The expiration of any such period for the Litigation Pledge shall be referred to as a "Release Date". If, on or before the Second Anniversary, IO, Avatar or the Shareholder has received a Notice, the Release Date shall occur on the later of (i) the Second Anniversary or (ii) four
(4) months after the date the Notice was received, unless within such 4-month period a lawsuit is commenced, in which case the Release Date shall be the earlier of (e)(i) or (e)(ii), above.

          Promptly following any Release Date for the Litigation Pledge, IO shall return or cause to be returned to the Shareholder the respective Pledged
Assets.   For purposes of this Section and Article 7, the IO Common Stock held as Pledged Assets shall be valued at the Merger Price Per Share.

ARTICLE 2.  REPRESENTATIONS AND WARRANTIES OF AVATAR AND THE SHAREHOLDER

     Each of Avatar and the Shareholder, jointly and severally, makes the following representations and warranties to IO, the Merger Sub and the Surviving Corporation, which representations and warranties are (as of the date hereof), and will be (as of the Effective Time), true and correct:

     2.1 Organization of Avatar. Avatar is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. Avatar has full corporate power and authority to conduct its business as it is presently being conducted and to own or lease, as applicable, its assets.
Avatar is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law and where the failure to be so qualified would have a material adverse effect on Avatar or its business. Each jurisdiction in which Avatar is qualified to do business as a foreign corporation is set forth in Schedule 2.1. Avatar has previously delivered or made available to IO true, complete and correct copies of its Articles of Incorporation and Bylaws, and any and all amendments thereto (collectively, the "Avatar Charter Documents") as in effect on the date hereof. Avatar is not in violation of any of its Charter Documents. A true copy of the Avatar minute book has been made available to IO and is correct and complete in all material respects.

     2.2.  Capitalization of Avatar.

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          (a)  The capital stock of Avatar consists of 1,000,000 shares of
Avatar Common Stock authorized under the Avatar Charter Documents, 10,000 of which are issued and outstanding. Avatar has no other capital stock authorized, issued or outstanding.

          (b) There are no outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of Avatar.

          (c) All issued and outstanding shares of Avatar Common Stock are validly issued, fully paid and non-assessable and not subject to any preemptive rights. There are no voting agreements or voting trusts with respect to any of the outstanding shares of Avatar Common Stock and none of such shares are subject to repurchase upon termination of employment. The outstanding shares of Avatar Common Stock have been issued in compliance with all applicable federal and state corporate and securities laws.

     2.3. Shareholder's Ownership of Stock. The Shareholder owns, of record and beneficially, all of the outstanding Avatar Common Stock. The Shareholder has good and marketable title to all of the outstanding shares of Avatar Common Stock, free and clear of any liens, claims or encumbrances of any kind whatsoever.

     2.4. Authorization. Avatar and the Shareholder have all necessary corporate or other power and authority to enter into this Agreement and have taken all corporate or other action necessary to consummate the transactions contemplated hereby and to perform their respective obligations hereunder. This Agreement has been duly executed and delivered by Avatar and the Shareholder, and this Agreement is a legal, valid and binding obligation of Avatar and the Shareholder, except that enforceability may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors.

     2.5. Officers and Directors. Schedule 2.5 contains a true, correct and complete list of all the officers and directors of Avatar.

     2.6. Bank Accounts. Schedule 2.6 contains a list of all of Avatar's bank accounts, safe deposit boxes, and persons authorized to draw thereon or have access thereto. Avatar has no outstanding powers of attorney.

     2.7. Subsidiaries. Avatar does not own or hold any equity interest of any kind in any corporation, partnership or any other entity.

     2.8.  Title to, and Sufficiency of, Assets.  Except as set forth on
Schedule 2.8, Avatar has good and marketable fee simple title to its assets, and none of its assets are subject to any liens, claims or encumbrances whatsoever. Such assets constitute all of the assets, rights and properties, tangible or intangible, real or personal, which are required for the operation of Avatar's business as it is presently conducted and as presently contemplated.

     2.9. Fixtures and Equipment. Schedule 2.9 contains a true, complete and correct list of all fixtures and equipment of Avatar where the value of an individual item exceeds $1,000. All of Avatar's tangible assets are in good operating condition and repair and are usable in the ordinary course of business.

     2.10.  Contracts.

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          (a)  Disclosure.  Schedule 2.10 sets forth a true, complete and correct list of all of Avatar's oral or written contracts of the following categories: (i) Contracts not made in the ordinary course of business; (ii) Contracts, licenses and agreements to which Avatar is a party with respect to any intellectual property, with a value or cost in excess of $1,000, other than "shrink wrap" and similar commercial end-user licenses, whether Avatar is the licensor or licensee thereunder; (iii) Confidentiality and non-disclosure agreements (whether Avatar is the beneficiary or the obligated party thereunder); (iv) Customer orders or sales contracts under which the customer is to make or made a payment of $1,000 or more; (v) Contracts involving expenditures or a liability, actual or potential, in excess of $1,000 or otherwise material to Avatar's business or assets; (vi) Contracts or commitments relating to commission arrangements with others; (vii) Employment contracts, consulting contracts and severance agreements; (viii) Indemnification agreements; (ix) Promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, whether Avatar shall be the borrower, lender or guarantor thereunder; (x) Contracts containing covenants limiting the freedom of Avatar or any officer, director, employee of Avatar, to engage in any line of business or compete with any entity; (xi) Any contract with the federal, state or local government or any agency or department thereof; (xii) Any contract with an affiliate; (xiii) Leases of real or personal property involving in aggregate more than $1,000 under any such lease; and (xiv) Any other material contract.

          True, correct and complete copies of all of the contracts listed on
Schedule 2.10 (the "Contracts"), including all amendments and supplements thereto, have been delivered to IO.

          (b) Absence of Defaults. All of the Contracts are valid, binding and enforceable in accordance with their terms with no existing (or to the knowledge of Avatar or the Shareholder, threatened) default or dispute. Avatar has fulfilled, or taken all action necessary to enable it to fulfill when due, all of its material obligations under each of such Contracts

          (c) Product and Service Warranties. To the knowledge of Avatar or the Shareholder, Avatar has not committed any act, and there has been no omission, which may result in, and there has been no occurrence which may give rise to, tort product liability or liability for breach of warranty (whether covered by insurance or not) on the part of Avatar, with respect to products designed, manufactured, assembled, sold, repaired, maintained, delivered or installed or services rendered prior to or on the Effective Time.

     2.11. No Conflict or Violation; Consents. The execution, delivery or performance of this Agreement, the consummation of the transactions contemplated hereby, and compliance by Avatar or the Shareholder with any of the provisions hereof, will not (a) violate or conflict with any provision of the Avatar Charter Documents, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under (except to the extent that notice has been given), or result in the creation of any material encumbrance upon any of Avatar's assets under any Contract to which Avatar or the Shareholder is a party or by which Avatar or the Shareholder is bound or to which any of Avatar's assets are subject, or (c) to the knowledge of Avatar and the Shareholder, violate any applicable federal, state or local laws or regulations or court order. Except as set forth on
Schedule 2.11, no notices to, declaration, filing or registration with, approvals or consents of, or assignments by, any persons or entities (hereinafter "Persons") (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by Avatar or the Shareholder in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

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     2.12.  Permits.  Schedule 2.12 sets forth a true, complete and correct list of all governmental permits held by Avatar, and all of such permits are in full force and effect. Avatar has, and at all times has had, all material permits required under any applicable governmental regulation in the operation of its business or in the ownership of its assets, and owns or possesses such permits free and clear of all encumbrances. To the knowledge of Avatar or the Shareholder, Avatar is not in default, and neither Avatar nor the Shareholder has received any notice of any claim of default, with respect to any such permit.

     2.13.  Financial Statements; Books and Records.

          (a) The Avatar Financial Statements for the period from March 20, 1998 through December 31, 1998 ("Avatar Financial Statements") are complete, are in accordance with the Avatar's books and records, fairly present Avatar's assets, its liabilities and financial condition and results of operations indicated thereby. The Avatar Financial Statements have been prepared in accordance with GAAP consistently applied throughout the period covered thereby.

          (b) Avatar maintains a system of internal accounting controls sufficient to provide assurance that (i) transactions are executed with management's authorizations; and (ii) transactions are recorded as necessary to permit preparation of Avatar's financial statements in accordance with GAAP and to maintain accountability for assets.

          (c) The Avatar books and records accurately and fairly reflect the activities of Avatar and its business and have been provided to IO for its inspection. Avatar has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts or funds which have been and are reflected in the normally maintained Avatar Books and Records.

          (d) The stock records and minute books of Avatar that are made available to IO fully reflect all minutes of meetings, resolutions and other material actions and proceedings of its shareholder and board of directors and all committees thereof, all issuances, transfers and redemptions of Avatar's capital stock of which Avatar or the Shareholder are aware and contain true, correct and complete copies of Avatar's Articles of Incorporation and Bylaws and all amendments thereto through the date hereof.

     2.14.  Absence of Certain Changes or Events.  Except as set forth on
Schedule 2.14, since December 31, 1998, there has not been any: (a) materially adverse change to Avatar's business; (b) resignation or termination of any officer or employee, or any increase in the rate of compensation payable or to become payable to any officer, employee of Avatar; (c) transaction outside the ordinary course of business and consistent with past practice; (d) actual or threatened termination of any material customer account or group of accounts;
(e) commencement or notice or, to the knowledge of the Avatar and the Shareholder, threat of commencement of any lawsuit or proceeding against, or investigation of, Avatar; (f) declaration, setting aside or payment of dividends or distributions in respect of any stock of Avatar or any redemption, purchase or other acquisition of any of Avatar's equity securities; (g) issuance or reservation for issuance by Avatar of, or commitment of it to issue or reserve for issuance, any shares of stock or other equity securities or obligations or securities convertible into or exchangeable for shares of stock or other equity securities or the increase, decrease or reclassification of Avatar's stock; (h) amendment of the Avatar Charter Documents; (i) capital expenditure or execution of any lease or any incurring of liability therefor by Avatar, involving payments in excess of $3,000 in the aggregate; (j) failure to pay any material obligation of Avatar when due; (k) liability incurred by Avatar except in the ordinary course of business and consistent with past practice, or any increase or change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves; or (l) negotiation or agreement by Avatar, or any officer or employee thereof to do any of the foregoing (other than negotiations with IO and its representatives regarding the transactions contemplated by this Agreement).

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     2.15.  Liabilities.  Avatar has no liabilities or obligations (absolute, accrued, contingent, matured, unmatured or otherwise) except (a) liabilities which are reflected and properly reserved against in the Avatar Financial Statements; (b) liabilities incurred in the ordinary course of business and consistent with past practice since the date of the Avatar Financial Statements; and (c) liabilities arising under the contracts (other than obligations which are required to be reflected on a balance sheet prepared in accordance with
GAAP) set forth on Schedule 2.10 or which are not required to be disclosed on such Schedule and which have arisen or been incurred in the ordinary course of business.

     2.16 Litigation. Except as set forth on Schedule 2.16, there is no action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, investigation or dispute (collectively, "Actions") pending or, to the knowledge of Avatar or the Shareholder, threatened or anticipated (i) against, relating to or affecting the Shareholder, Avatar, any of its assets or any of its officers and directors as such; (ii) which seek to enjoin or obtain damages in respect of the transactions contemplated hereby; or
(iii) with respect to which there is a reasonable likelihood of a determination which would prevent Avatar or the Shareholder from consummating the transactions contemplated hereby. There are presently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against or affecting the Shareholder or Avatar. Schedule 2.16 contains a complete and accurate description of all Actions since Avatar's inception to which Avatar has been a party or which relate to any of its assets or officers or directors as such, or any such Actions which were settled prior to the institution of formal proceedings, other than Actions brought by Avatar for collection of monies owed in the ordinary course of business.

     2.17.  Employees; Labor Matters.

          (a) Avatar is not a party to any labor agreement with respect to its employees with any labor organization, group or association and has not experienced any attempt by organized labor or its representatives to make Avatar conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of Avatar. There are no material controversies pending or, to the knowledge of Avatar or the Shareholder, threatened between Avatar and any of its employees, and neither Avatar nor the Shareholder is aware of any facts which could reasonably result in any such controversy.

          (b) To the knowledge of Avatar or the Shareholder, Avatar is in material compliance with all applicable governmental regulations respecting employment practices, terms and conditions of employment, wages and hours, equal employment opportunity, and the payment of social security, unemployment, worker's compensation and similar taxes, and is not engaged in any unfair labor practice. Avatar is not liable for any claims for past due wages or any penalties for failure to comply with any of the foregoing.

          (c) Avatar has not entered into any severance or similar arrangement in respect of any present or former employee that will result in any obligation (absolute or contingent) of IO or Avatar to make any payment to any present or former Employee following termination of employment or upon consummation of the transactions contemplated by this Agreement.

          (d) Schedule 2.17 set forth a list of the names of all present employees and their current salary or hourly wages and other compensation payable by Avatar.

     2.18.  Employee Benefit Plans.

          (a) Schedule 2.18 sets forth a complete and accurate list of all agreements, contracts, and understandings relating to any employee benefit plan, program, agreement or arrangement maintained by Avatar, including any "employee pension benefit plan" and any "employee welfare benefit plan," each as defined in ERISA ("Benefit Plans"). With the exception of the Avatar Interactive, Inc. 401(k) Profit Sharing Plan and Trust, effective August 14, 1998, (the "401(k) Plan"), Avatar has never maintained, been required to contribute to or pay any amount with respect to and has no liability with respect to any (i) "employee pension benefit plan" (as such term is defined in Section 401(a) of the Code or Title IV of ERISA, or (ii) "multiemployer plan" (as such term is defined in Section 3(37) of ERISA).

          (b) Each Benefit Plan (and each related trust, insurance contract or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

          (c) All required reports and descriptions (including Form 5500 Annual Reports, summary annual reports and summary plan descriptions) have been timely filed and distributed appropriately with respect to each Benefit Plan to which such requirements apply. The requirements of COBRA have been met in all material respects with respect to each Benefit Plan which is an "employee welfare benefit plan," within the meaning of Section 3(1) of ERISA.

          (d) Avatar has delivered to IO correct and complete copies of (to the extent applicable) the plan documents and summary plan descriptions, the most recent determination letter received from the IRS, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each Benefit Plan.

          (e) Avatar neither maintains nor has ever maintained or contributed to any employee welfare benefit plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with COBRA).

          (f) There has not occurred nor, to the knowledge of the Shareholder or Avatar, is any person contractually bound to enter into, any non-exempt "prohibited transaction" within the meaning of Section 4975 of the Code or
Section 406 of ERISA with respect to any Benefit Plan.

          (g) There is no pending or threatened litigation or other claims under or relating to any Benefit Plan.

          (h)  With respect to the 401(k) Plan:

               (i) The 401(k) Plan has received a favorable determination letter from the IRS (under Revenue Procedure 93-39 or an applicable successor thereto) stating that the 401(k) Plan meets the requirements of Section 401(a) of the Code and that the trust associated with the 401(k) Plan is exempt from tax under Section 501(a) of the Code.

               (ii) No facts exist that could reasonably be expected to affect adversely the tax-qualified status of the 401(k) Plan;

               (iii) The 401(k) Plan, the administrator and fiduciaries of the 401(k) Plan, and Avatar have at all times complied in all material respects with all legal requirements, including, but not limited to, ERISA (including the fiduciary responsibilities imposed by Part 4 of Title I, Subtitle B of ERISA) and the Code, and the regulations and rulings thereunder that apply to the 401(k) Plan, and the 401(k) Plan has at all times been properly administered in all material respects in accordance with all such legal requirements and in accordance with its terms to the extent consistent with such legal requirements; and

               (iv) Avatar is not delinquent as to contributions to or in respect of the 401(k) Plan as to which Avatar is obligated to make, and all required contributions under the 401(k) Plan with respect to periods occurring prior to the Closing Date have been made as of the Closing Date.

     2.19. Transactions with Related Parties. Except for employment agreements and other compensation arrangements disclosed on Schedule 2.19, to the knowledge of Avatar or the Shareholder, no party which is an officer or director of Avatar, or any partners, associates or relatives of such officers and directors has (a) borrowed or loaned money or other property to Avatar which has not been repaid or returned, (b) any contractual or other claims, express or implied, of any kind whatsoever against Avatar or (c) has any interest in any property used by Avatar.

     2.20. Compliance with Law. To the knowledge of Avatar and the Shareholder, Avatar has conducted its business in material compliance with all applicable governmental regulations.

     2.21.  Intellectual Property.

          (a) General. Schedule 2.21 sets forth a correct and complete list of all patents, trademarks, service marks, copyrights and applications therefor now or heretofore used in Avatar's business. Except as disclosed in Schedule 2.21:
(i) Avatar owns or possesses adequate licenses or other valid rights to use such intellectual property and know-how and other proprietary information necessary to conduct its business as presently conducted; (ii) Avatar has not, to the knowledge of Avatar and the Shareholder, infringed or misappropriated the intellectual property of any other person, violated the rights of any person (including rights to privacy or publicity), or engaged in unfair competition; and (iii) to the knowledge of Avatar and the Shareholder, no other Person has infringed or misappropriated the intellectual property of Avatar.

          (b)  Protection of Proprietary Rights.  Except as set forth on
Schedule 2.21, Avatar has, and enforces a policy requiring each employee and contractor to execute proprietary information and confidentiality agreements substantially in Avatar's standard forms and all current and former employees and contractors of Avatar have executed such an agreement, true and complete copies of which have been provided to IO.

     2.22.  Tax Matters.

          (a) Avatar has filed or caused to be filed on a timely basis all federal, state, local, foreign and other tax returns, reports and declarations (collectively, "Tax Returns") required to be filed by it and has paid all taxes, including, but not limited to, income, capital gains, license, gross receipts, net worth, capital stock, profits, stamp, occupation, transfer, value added, excise, franchise, sales, use, property (whether real, personal or mixed), employment, unemployment, disability, withholding, social security and workers' compensation taxes and estimated income and franchise tax payments, and interest, penalties, fines, costs and assessments (collectively, "Taxes"), due and payable with respect to the periods covered by such Tax Returns (whether or not reflected thereon). All Tax Returns filed by or on behalf of Avatar are true, complete and correct in all material respects.

           (b) There are no tax liens on any of the Assets. The accrual for Taxes reflected in the Avatar Financial Statements accurately reflects the total amount of all unpaid Taxes, whether or not disputed and whether or not presently due and payable, of Avatar as of the close of the period covered by the Avatar Financial Statements. Adequate accruals and reserves have been made in the Avatar Financial Statements and the books and records of Avatar for the payment of all unpaid federal, state, local and other Taxes for all periods through the respective dates thereof, through the date of this Agreement and through the Closing, whether or not yet due and payable and whether or not disputed by Avatar, and nothing has occurred subsequent to the dates of such Financial Statements or such accruals or reserves in such books and records which makes such accruals and reserves inadequate.

          (c) Since December 31, 1998, Avatar has not incurred any tax liability other than in the ordinary course of business. No deficiency in Taxes for any period has been asserted by any taxing authority which remains unpaid. No written inquiries or notices have been received by Avatar from a taxing authority with respect to possible claims for Taxes which have not been resolved and neither Avatar nor the Shareholder has any reason to believe that such an inquiry or notice is pending or threatened. Avatar has not agreed to the extension of the statute of limitations with respect to any Tax Returns or tax periods. There are no assessments relating to Avatar's Tax Returns pending or, to the knowledge of Avatar, or the Shareholder, threatened. Avatar has delivered to IO copies of the federal and state income (or franchise) Tax Returns filed by Avatar for all past periods.

          (d) Avatar has never been taxable as a C Corporation, as that term is defined in the Code. Avatar has elected, pursuant to Section 1362 of the Code, to be treated as an S Corporation, as that term is defined in Section 1361 of the Code, for all taxable years beginning on and after March 20, 1998. Avatar's election to be treated as an S Corporation was valid and timely filed and has never been challenged by the Internal Revenue Service or any state taxing authority, and Avatar's election to be treated as an S Corporation has been at all times and is valid and effective under the Code and in all states where Avatar is subject to Taxes.

     2.23. Insurance. Schedule 2.23 contains a complete and accurate list of all policies or binders of insurance of which Avatar is the owner, insured or beneficiary. All of such policies are sufficient for (i) compliance with all governmental regulations (to the knowledge of Avatar and the Shareholder) and all of the Contracts; and (ii) providing replacement cost insurance coverage for all of its assets, fixtures and equipment and all leasehold improvements.
Avatar is not in default under any of such policies or binders, and it has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion. There are no facts known to Avatar or the Shareholder upon which an insurer might be justified in reducing or denying coverage or increasing premiums on existing policies or binders. There are no outstanding unpaid claims under any such policies or binders. Such policies and binders are in full force and effect on the date hereof and shall be kept in full force and effect by Avatar through the Effective Time.

     2.24. Accounts Receivable. The accounts and notes receivable reflected in the Avatar Balance Sheet, and all accounts or notes receivable arising since the date of the Avatar Financial Statements, represent bona fide claims against debtors for sales, services performed or other charges arising on or before the date of recording thereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, contracts or customer requirements. All accounts receivable of Avatar arose in the ordinary course of business and are carried at values determined in accordance with GAAP consistently applied. To the knowledge of Avatar or the Shareholder, all such receivables are fully collectible in the ordinary course of business except to the extent of an amount not in excess of the reserve for doubtful accounts reflected on Avatar's
Balance Sheet.

     2.25. Work-in-Progress; Outstanding Projects. Schedule 2.25 accurately reflects the status of Avatar's work-in-progress as of March 15, 1999. No outstanding service contract or commitment by Avatar presently is in excess of the normal, ordinary and usual requirements of Avatar's business or contains terms and conditions more onerous than those usual and customary in Avatar's business. To the knowledge of Avatar or the Shareholder, there is no outstanding bid, proposal, contract or unfilled order of Avatar which will or would, if accepted, result in a net loss to Avatar.

     2.26. Customers. Schedule 2.26 sets forth a complete and accurate list of the names and addresses of the ten customers (or if fewer than ten existed, all customers) who purchased from Avatar the greatest dollar volume of services during its last fiscal year and last fiscal quarter, showing the approximate total sales in dollars to each such customer during such fiscal year and quarter. Avatar has not received any written communication from any customer or supplier named on Schedule 2.26 of any intention to return, terminate or materially reduce purchases from or supplies to Avatar.

     2.27. Environmental Matters. To the knowledge of Avatar or the Shareholder, Avatar is in compliance with all applicable federal, state and local environmental laws and regulations.

     2.28. Brokers. Neither Avatar nor the Shareholder has entered into and will not enter into any contract, agreement, arrangement or understanding with any entity which will result in the obligation of IO, the Merger Sub, Avatar or the Shareholder to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby. The Shareholder agrees to indemnify and to hold harmless IO, Avatar and the Merger Sub from any liability for any commission or compensation in the nature of a finder's fee or broker's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Shareholder, Avatar or any of its officers, employees, or representatives is responsible.

     2.29. Information About IO. The Shareholder acknowledges that (a) she has received or has had access to copies of all documents filed by IO with the SEC pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder (the "SEC Filings"), (b) all other books, records and documents of IO have been and remain available for inspection by the Shareholder upon reasonable notice, (c) all requests for documents and other information about IO have been answered to the Shareholder's satisfaction.

     2.30. Information About Avatar; Business Plan. Avatar and the Shareholder have delivered or made available true and complete copies of each document (or summaries of same) that has been requested by IO or its counsel.

     2.31. Material Misstatements Or Omissions. No representations or warranties by Avatar or the Shareholder in this Agreement or in any document, written information, exhibit, statement, certificate or schedule heretofore or hereinafter furnished by Avatar or the Shareholder to IO or the Merger Sub in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

ARTICLE 3.   REPRESENTATIONS AND WARRANTIES OF IO AND THE SUB

     IO and the Merger Sub jointly and severally represent and warrant to Avatar and the Shareholder as follows, which representations and warranties are (as of the date hereof), and will be (as of the Effective Time), true and correct:

     3.1. Organization of IO and the Merger Sub. Each of IO and the Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has full corporate power and authority to conduct its business as it is presently being conducted and to own or lease, as applicable, its assets. Each is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of its properties and where the failure to be so qualified would have a material adverse effect on it or its business. True and correct copies, as in the effect on the date hereof, of the Articles of Incorporation and Bylaws, each as amended, of IO (collectively, the "IO Charter Documents") have been previously delivered or made available to Avatar. IO is not in violation of any IO Charter Document. A true copy of the IO minute book has been made available to Avatar and is correct and complete in all material respects.

     3.2.  Capitalization of IO.

          (a) There are 50,000,000 shares of IO Common Stock authorized under its Articles of Incorporation, 13,758,927 shares of which are issued and outstanding. There are 10,000,000 shares of Preferred Stock authorized under its Articles, none of which are outstanding. IO has no other capital stock authorized, issued or outstanding.

          (b) There are 2,000,000 shares of IO Common Stock reserved for issuance upon the exercise of stock options granted or available for grant under its stock option plans (the "IO Option Pool") under the terms and conditions set forth in the SEC Filings.

          (c) There are issued and outstanding warrants to purchase up to 978,401 shares of IO Common Stock (the "IO Warrants") under the terms and conditions set forth in the SEC Filings.

          (d) Except for options subject to the IO Option Pool and the IO Warrants listed above, there are no outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of IO. Except as set forth above, no shares of capital stock of IO are reserved for issuance.

          (e) Upon consummation of the Merger and issuance of the Merger Shares in accordance with this Agreement and upon surrender and cancellation of the Certificates for shares of Avatar Common Stock, the Merger Shares will be duly authorized, validly issued, fully paid and non-assessable, and shall have been issued in compliance with all applicable federal and state corporate and securities laws.

     3.3. Authorization. Each of IO and the Merger Sub has all necessary corporate power and authority to enter into this Agreement and has taken all action necessary to consummate the transactions contemplated hereby and to perform its respective obligations hereunder and thereunder. This Agreement has been duly executed and delivered by each, and this Agreement is a legal, valid and binding obligation of each, enforceable against it in accordance with its terms, except that enforceability may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors.

     3.4. Title to, and Sufficiency of, Assets. IO has good and marketable fee simple title to its assets, and none of its assets are subject to any liens, claims or encumbrances whatsoever. IO owns all of the assets, rights and properties, tangible or intangible, real or personal, which are required for the operation of IO's business as it is presently conducted and as presently contemplated. All of IO's tangible assets are in good operating condition and repair and are usable in the ordinary course of business.

     3.5.  IO Contracts.   All of the IO's material oral and written contracts
are valid, binding and enforceable in accordance with their terms with no existing (or to the knowledge of IO, threatened) default or dispute. IO has fulfilled, or taken all action necessary to enable it to fulfill when due, all of its material obligations under each of such IO contracts. IO has not committed any act, and there has been no omission, which may result in, and there has been no occurrence which may give rise to, tort product liability or liability for breach of warranty (whether covered by insurance or not) on the part of IO, with respect to products designed, manufactured, assembled, sold, repaired, maintained, delivered or installed or services rendered prior to or on the Effective Time.

     3.6. No Conflict or Violation; Consents. The execution, delivery or performance of this Agreement, the consummation of the transactions contemplated hereby, and compliance by either IO or the Merger Sub with any of the provisions hereof, will not (a) violate or conflict with any provision of the IO Charter Documents or any comparable charter documents of the Merger Sub, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any encumbrance upon any of its assets under any material IO contract to which IO is a party or by which IO is bound or to which any of its assets are subject, or (c) to the knowledge of IO, violate any applicable federal, state or local law or regulation or court order. Except as set forth on Schedule 3.6, no notices to, declaration, filing or registration with, approvals or consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by IO or the Merger Sub in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

     3.7.  Financial Statements.

          (a) The IO Financial Statements dated as of December 31, 1998 are complete, are in accordance with its books and records, fairly present its assets, liabilities and financial condition and results of operations indicated thereby in accordance with GAAP consistently applied throughout the periods covered thereby.

          (b) The IO books and records accurately and fairly reflect the activities of Avatar and its business and have been made available to Avatar for its inspection. IO has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts or funds which have been and are reflected in the normally maintained IO books and records.

          (c) The stock records and minute books of IO that are made available to Avatar fully reflect all minutes of meetings, resolutions and other material actions and proceedings of its shareholders and board of directors and all committees thereof, all issuances, transfers and redemptions of IO's capital stock of which IO is aware.

     3.8.  Absence of Certain Changes or Events.  Except as set forth on
Schedule 3.8, since December 31, 1998, there has not been any: (a) materially adverse change to IO's business; (b) actual or threatened termination of any material customer account or group of accounts; (c) commencement or notice or, to the knowledge of the IO, threat of commencement of any lawsuit or proceeding against, or investigation of, IO; (d) declaration, setting aside or payment of dividends or distributions in respect of any stock of IO or any redemption, purchase or other acquisition of any of IO's equity securities; (e) failure to pay any material obligation of IO when due; or (f) negotiation or agreement by IO, or any officer or employee thereof to do any of the foregoing (other than negotiations with Avatar and its representatives regarding the transactions contemplated by this Agreement).

     3.9. Liabilities. IO has no liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) liabilities which are reflected and properly reserved against in the IO Financial Statements; (ii) liabilities incurred in the ordinary course of business and consistent with past practice since the date of the IO Financial Statements; and (iii) liabilities arising under the contracts (other than obligations which are required to be reflected on a balance sheet prepared in accordance with GAAP) which have arisen or been incurred in the ordinary course of business.

     3.10. Litigation. Except as set forth on Schedule 3.10, there is no action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, investigation or dispute (collectively, "Actions") pending or, to the knowledge of IO, threatened or anticipated (i) against, relating to or affecting IO, any of its assets or any of its officers and directors as such; or (ii) which seek to enjoin or obtain damages in respect of the transactions contemplated hereby; or (iii) with respect to which there is a reasonable likelihood of a determination which would prevent IO from consummating the transactions contemplated hereby. There are presently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against or affecting IO.

     3.11. Compliance with Law. To the knowledge of IO, IO has conducted its business in material compliance with all applicable governmental regulations.

     3.12. Intellectual Property. Except as disclosed in Schedule 3.12: (i) IO owns or possesses adequate licenses or other valid rights to use such intellectual property and know-how and other proprietary information necessary to conduct its business as presently conducted; (ii) IO has not, to its knowledge, infringed or misappropriated the intellectual property of any other Person, violated the rights of any Person (including rights to privacy or publicity), or engaged in unfair competition; and (iii) to the knowledge of IO, no other Person has infringed or misappropriated the intellectual property of IO.

     3.13. Brokers. Neither IO nor the Merger Sub has entered into and neither will enter into any contract, agreement, arrangement or understanding with any entity which will result in the obligation of IO, the Merger Sub, Avatar or the Shareholder to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby. IO and the Merger Sub agree to indemnify Avatar and the Shareholder and to hold them harmless from any liability for any commission or compensation in the nature of a finder's fee or broker's fee (and the costs and expenses of defending against such liability or asserted liability) for which either IO or the Merger Sub or any of its or their officers, employees, or representatives is responsible.

     3.14. Material Misstatements or Omissions. No representations or warranties by IO or the Merger Sub in this Agreement or in any document, written information, exhibit, statement, certificate or schedule heretofore or hereinafter furnished by IO or the Merger Sub or any of its or their respective representatives to Avatar or the Shareholder in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

ARTICLE 4.   ACTIONS BY AVATAR, THE SHAREHOLDERAND IO PRIOR TO THE CLOSING

     Avatar, the Shareholder, IO and the Merger Sub covenant as follows for the period from the date hereof through the Effective Time:

     4.1. Conduct of Avatar Business. From the date hereof through the Closing, Avatar and the Shareholder shall, except as contemplated by this Agreement, or as consented to by IO in writing, which consent shall not be unreasonably withheld, (i) operate its business in the ordinary course of business and in accordance with past practice; and (ii) preserve for itself and for IO and the Merger Sub the goodwill of the customers and suppliers of Avatar and others with whom business relationships exist, and Avatar shall not take any action inconsistent with this Agreement or the consummation of the Closing, including without limitation the following:

          (a) knowingly take any action which would prevent the Merger from being treated as a pooling of interests for accounting purposes or which could materially delay consummation of the Merger.

          (b) do any other act which would cause any representation or warranty of Avatar or the Shareholder in this Agreement to be or become untrue in any material respect or that is not in the ordinary course of business consistent with past practice.

     4.2. Conduct of IO and the Merger Sub Business. From the date hereof through the Closing, each of IO and the Merger Sub shall, except as contemplated by this Agreement, or as consented to by Avatar and the Shareholder in writing, which consent shall not be unreasonably withheld, (i) operate its business in the ordinary course of business and in accordance with past practice; and (ii) preserve the goodwill of the customers and suppliers of IO and others with whom business relationships exist, and IO shall not take any action inconsistent with this Agreement or the consummation of the Closing, including without limitation the following:

          (a) knowingly take any action which could materially delay consummation of the Merger; or

          (b) do any other act which would cause any representation or warranty of IO or the Merger Sub in this Agreement to be or become untrue in any material respect or that is not in the ordinary course of business consistent with past practice.

     4.3. Investigation by Avatar and IO. From the date hereof through the Effective Time, Avatar shall, and shall cause Avatar's officers, employees and agents to, and IO shall, and shall cause IO's officers, employees and agents to, afford to such representatives of the other party access upon reasonable notice and at all reasonable times to its business for the purpose of inspecting the same.

     4.4. Notification of Certain Matters. Each party shall give prompt notice to the other of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of any party contained in this Agreement to be untrue or inaccurate in any material respect; and (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

     4.5. No Mergers, Consolidations, Sale of Stock, Etc. Avatar and the Shareholder will not, directly or indirectly, solicit any inquiries or proposals or enter into or continue any discussions, negotiations or agreements relating to the sale or exchange of Avatar's capital stock, the merger of Avatar with, or the sale of a significant amount of Avatar's assets to, any Person other than IO and the Merger Sub.

     4.6.  Regulatory Matters.

          (a) The parties hereto will cooperate with each other and use all reasonable efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement.

          (b) IO shall take any action required to be taken under applicable state securities and blue sky laws in connection with the issuance of shares of IO Common Stock in the Merger and as contemplated by this Agreement. The Shareholder represents and warrants to IO that the state of her residence is as set forth on the signature page hereto.

     4.7. Failure to Fulfill Conditions. In the event that IO, Avatar or the Shareholder determines that a condition to its respective obligation to consummate the transactions contemplated hereby cannot be, or is not likely to be, fulfilled on or prior to Closing, and that it will not waive that condition, it will promptly notify the other parties.

     4.8. Assignment of Contract Rights. Avatar shall obtain any consents, waivers or revisions necessary to allow IO and/or the Merger Sub to accede to all of Avatar's rights under the Contracts, without incurring substantial costs in connection therewith. Each of IO and the Merger Sub will offer its reasonable cooperation with Avatar in obtaining such consents, waivers and revisions, it being understood that the obligation to obtain such consents, waivers and revisions shall nevertheless be the obligation of Avatar.

     4.9.  Employees of Avatar.

          (a) Avatar shall not establish any benefit plan and shall not amend or terminate any employee benefit plan without the consultation and written approval of IO.

          (b) Avatar shall not disseminate or make available any memoranda, notices, plan summaries, or other communications regarding IO employment or the benefit plans without the consultation and written approval of IO.

ARTICLE 5.  CLOSING CONDITIONS

     5.1. Conditions to IO's and the Merger Sub's Obligations. The obligations of IO and the Merger Sub to effect the Merger and complete the related transactions contemplated by this Agreement are subject, in the discretion of IO and the Merger Sub, to the satisfaction, on or prior to the Effective Time, of each of the following conditions:

          (a) Representations, Warranties and Covenants. All representations and warranties of Avatar and the Shareholder contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if such representations and warranties were made at and as of the Effective Time, and all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by Avatar and the Shareholder on or before the Effective Time shall have been duly complied with, performed or satisfied, and each of Avatar and the Shareholder shall have delivered to IO a certificate executed by Avatar ("Avatar Closing Certificate") and the Shareholder ("Shareholder's Closing Certificate") to the foregoing effect.

          (b) Consents. All consents, approvals and waivers from governmental authorities and other parties necessary to permit consummation of the Merger as contemplated hereby and for the operation of the Avatar's business after the Closing (including all required third party consents under the Contracts) shall have been obtained.

          (c) No Actions or Court Orders. No Action by any court, governmental authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to materially damage IO,

Avatar's assets or its business materially if the transactions contemplated hereby are consummated, including any material adverse effect on the right or ability of IO and/or the Merger Sub to own, operate or transfer Avatar's business after the Closing.

          (d) Closing Documents. Avatar and/or the Shareholder, as the case may be, shall have delivered to IO and the Merger Sub the documents and other items described in Section 6.1 and such other documents and items as IO and the Merger Sub may reasonably require.

          (e) Certificates. The Shareholder shall, and shall cause Avatar to, furnish IO and the Merger Sub with such certificates of the officers of Avatar or the Shareholder and others to evidence compliance with the conditions set forth in this Article as may be reasonably requested by IO and the Merger Sub.

          (f) Compliance with Federal and State Securities Laws. The issuance of shares of IO Common Stock in the Merger, as well as the common stock of the Surviving Corporation, shall not violate any federal or state securities laws.

          (g) Employment Agreements. The Shareholder and Norresa Calos shall have entered into employment agreements in the form attached hereto as Exhibits C and D, respectively.

          (h) Completion of IO Due Diligence. IO shall have completed its business and legal due diligence to its satisfaction, in its sole judgment.

          (i) Material Adverse Change. Since the date hereof, there shall not have been any material adverse change to Avatar or its business.

          (j) Accountant's Letter with respect to Pooling of Interests Accounting Treatment. IO shall have received a letter from its accountant stating their opinion that, as of the Effective Time, the transactions contemplated by this Agreement qualify for pooling of interests accounting treatment in accordance with GAAP.

     5.2. Conditions to Avatar's and the Shareholder's Obligations. The obligations of Avatar and the Shareholder to effect the Merger and complete the related transactions contemplated by this Agreement are subject, in the discretion of Avatar and the Shareholder, to each of their satisfaction, on or prior to the Effective Time, of each of the following conditions:

          (a) Representations, Warranties and Covenants. All representations and warranties of IO and the Merger Sub contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if such representations and warranties were made at and as of the Effective Time, and all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by IO or the Merger Sub on or before the Effective Time shall have been duly complied with, performed or satisfied, and IO and the Merger Sub shall have delivered to Avatar and the Shareholder a certificate (signed by a senior officer of each of IO and the Merger Sub) to the foregoing effect ("IO and Merger Sub Closing Certificates").

          (b) Consents. All consents, approvals and waivers from governmental authorities and other parties necessary to permit consummation of the Merger as contemplated hereby shall have been obtained, all approvals required under any applicable laws or regulations to carry out the transactions contemplated by this Agreement shall have been obtained and the parties shall have complied with all laws and regulations applicable to the transactions contemplated hereby.

          (c) No Actions or Court Orders. No Action by any court, governmental authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or which could reasonably be expected to materially damage the Shareholder if the transactions contemplated hereby are consummated.

          (d) Closing Documents. IO and the Merger Sub shall have delivered to Avatar and the Shareholder the documents and other items described in Section
6.2 and such other documents and items as Avatar or the Shareholder may reasonably require.

          (e) Certificates. IO and the Merger Sub shall furnish Avatar and the Shareholder with such certificates of the officers of IO and the Merger Sub and others to evidence compliance with the conditions set forth in this Article as may be reasonably requested by Avatar and the Shareholder.

          (f) Compliance with Federal and State Securities Laws. The issuance of shares of IO Common Stock in the Merger, as well as the shares of common stock of the Merger Sub, shall not violate any federal or state securities laws.

          (g) Resignations of Officers and Directors. Each of the Avatar's officers and directors shall have resigned effective on or prior to the Effective Date.

          (h) Employment Agreements. The Shareholder and Norresa Calos shall have entered into employment agreements in the form attached hereto as Exhibits C and D, respectively.

          (i) Completion of Avatar and Shareholder Due Diligence. Avatar and the Shareholder shall have completed their business and legal due diligence to their satisfaction, in their sole judgment.

          (j) Material Adverse Change. Since the date of this Agreement, there shall not have been any material adverse change to IO or its business.

ARTICLE 6.  CLOSING

     On the Effective Time at the Closing Place:

     6.1. Deliveries by Avatar and the Shareholder to IO. Avatar and the Shareholder, as applicable, shall deliver (or cause to be delivered) to IO:

          (a) any Consents required to be obtained by Avatar or the Shareholder;

          (b) the Avatar Closing Certificate and the Shareholder's Closing Certificate;

          (c)  such other documents as IO may reasonably request as described in
Section 5.1(d); and

          (d) all share certificates, or affidavits of lost certificate, representing the shares of Avatar Common Stock to be canceled in connection with the Merger.

     6.2. Deliveries by IO to the Shareholder. IO and the Merger Sub shall deliver to the Shareholder:

          (a)  any Consents required to be obtained by IO and the Merger Sub;

          (b)  the IO and Merger Sub Closing Certificates; and

          (c) such other documents as Avatar or the Shareholder may reasonably request as described in Section 5.2(d).

     6.3 Deliveries by IO to the Shareholder after the Effective Time. Promptly after the Merger Price Per Share is determined, IO shall deliver stock certificates representing the Merger Shares to be issued to the Shareholder, bearing the restrictive legends required by this Agreement.

ARTICLE 7.  SECURED INDEMNIFICATION

     7.1  Secured Indemnity.   The Shareholder shall indemnify and hold the
Surviving Corporation, IO and each of their respective partners, officers, directors, employees, shareholders and agents (collectively, the "Settlement Indemnified Parties") harmless from and against any judgments or settlements (collectively, "Claims"),but not including costs and attorneys' fees, arising out of or relating to any legal action brought by the Potential Plaintiffs or on their behalf which litigation relates in any way to the relationship between the Potential Plaintiffs and the Shareholder or Avatar prior to or on the date of the applicable settlement. Except as set forth below, the indemnification procedures set forth in Article 8 shall control.

          (a) The Shareholder shall have no obligation to indemnify the Settlement Indemnified Parties against the costs or attorneys' fees associated with a Claim brought by the Potential Plaintiffs and IO and the Surviving Corporation shall be wholly responsible for such costs.

          (b) IO and the Surviving Corporation shall have the right to control all aspects of the Settlement Litigation, which shall include, without limitation, the right (i) to take control of the defense and investigation of such lawsuit or action, subject to regular consultation with the Shareholder,
(ii) after consultation with the Shareholder, to employ and engage attorneys of their own choice to handle and defend the same, and (iii) to compromise or settle such claim, which compromise or settlement may be made in the reasonable discretion of the Surviving Corporation and upon the approval of the Shareholder, such approval not to be unreasonably withheld. The Shareholder shall cooperate in all reasonable respects with the Surviving Corporation and/or IO and their attorneys in the investigation, trial and defense of such lawsuit and action and any appeal arising therefrom. If the named parties in any Settlement Litigation include both the Shareholder and the Settlement Indemnified Parties and the Shareholder has been advised in writing by counsel that there may be one or more legal defenses available to such Shareholder and the Settlement Indemnified Parties that are different from or additional to those available to the Settlement Indemnified Parties, the Shareholder shall be entitled, at IO and the Survivor Corporation's cost and expense, to separate counsel of her own choosing, provided that such counsel shall be reasonably acceptable to IO and the Survivor Corporation.

          (c) The indemnity provided by this Article 7 (i) is secured by the Litigation Pledge and (ii) shall terminate and be of no further force and effect
on the Release Date.   Realizing on the Pledged Assets pursuant to the
Litigation Pledge shall be the sole and exclusive remedy of the Settlement Indemnified Parties in connection with the indemnity provided by this Article 7.

          (d) The Shareholder agrees that she will not seek indemnification on any basis from Avatar, the Surviving Corporation or IO for any Claim covered by the indemnity provided by this Article 7.

ARTICLE 8.  INDEMNIFICATION

     8.1. Survival of Representations, Etc. The representations and warranties of the parties contained herein shall survive until the second anniversary of the Effective Time, at which time they will terminate. No investigation made by any of the parties hereto (whether prior to, on or after the Effective Time) shall in any way limit the representations and warranties of the parties. Notwithstanding the above, at the Effective Time all representations and warranties contained in this Agreement and made by Avatar and the Shareholder shall expire as to Avatar and thereafter will be deemed to have been made exclusively by the Shareholder.

     8.2.  Indemnification.

          (a) General. Subsequent to the Closing, the each party covenants and agrees to indemnify, defend, protect and hold harmless the other parties, and each of their respective partners, officers, directors, employees, shareholders and agents (collectively, the "Indemnified Parties") against and from, any damage, claim, loss, cost, liability or expense, including without limitation, interest, penalties, reasonable attorneys' fees and expenses of investigation, response action, removal action or remedial action (collectively "Damages") incurred by such Indemnified Party, that are incident to, arise out of, in connection with, or related to, whether directly or indirectly, any breach of any warranty, representation, covenant or agreement set forth herein. The term "Damages" as used in this Section 8.2 is not limited to matters asserted by third parties against Indemnified Parties, but includes Damages incurred or sustained by such Persons in the absence of third party claims.

          (b) Procedure for Claims between Parties. Any Indemnified Party seeking indemnification hereunder shall give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claims for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any agreement, document or instrument executed pursuant hereto or in connection herewith upon which such claim is based; provided, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; and provided further, that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

          The Indemnitor shall have fifteen days after the giving of any Claim Notice pursuant hereto to (i) agree to the amount or method of determination set forth in the Claim Notice and to pay such amount to such Indemnified Party; or
(ii) to provide such Indemnified Party with notice that it disagrees with the amount or method of determination set forth in the Claim Notice (the "Dispute Notice"). Within fifteen days after the giving of the Dispute Notice, a representative of Indemnitor and such Indemnified Party shall negotiate in a bona fide attempt to resolve the matter.

          (c) Defense of Third Party Claims. If any lawsuit or enforcement action is filed against any Indemnified Party, written notice thereof shall be given to the other party as promptly as practicable (and in any event within 15 calendar days after the service of the citation or summons). The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the other party demonstrates they were actually prejudiced by such failure. After such notice, if the other party shall acknowledge in writing to the Indemnified Party that they shall be obligated under the terms of their indemnity hereunder in connection with such lawsuit or action, or that they will defend such lawsuit or action under a reservation of rights, then they shall be entitled, if they so elect at their own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action; (ii) to employ and engage attorneys of their own choice to handle and defend the same unless the named parties to such action or proceeding include both the other party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the other party, in which event the Indemnified Party shall be entitled, at the other party's cost, risk and expense, to separate counsel of its own choosing; and (iii) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld. The Indemnified Party shall cooperate in all reasonable respects with the other party and their attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the Indemnified Party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers. If the other party fails to assume the defense of such claim within 15 calendar days after receipt of the notice of claim, the Indemnified Party against which such claim has been asserted will (upon delivering notice to such effect to the other party) have the right to undertake, at the other party's cost, risk and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the other party; provided, however, that such claim shall not be compromised or settled without the written consent of the other party, which consent shall not be unreasonably withheld. If the Indemnified Party assumes the defense of the claim, the Indemnified Party will keep the Shareholder reasonably informed of the progress of any such defense, compromise or settlement. The other party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 8.2 and for any final judgment (subject to any right of appeal), and the other party agrees to indemnify and hold harmless an Indemnified Party from and against any Damages by reason of such settlement or judgment.

     8.3. No Right of Contribution; Remedies Cumulative. After the Closing, the Shareholder shall have no right of contribution against the Surviving Corporation for any breach of any representation, warranty, covenant or agreement of Avatar. The remedies described in this Article 8 are cumulative and shall be in addition to, and not in lieu of, any other remedies at law or in equity that the parties may elect to pursue.

ARTICLE 9.  MISCELLANEOUS

     9.1.  Termination.

          (a)  This Agreement may be terminated at any time prior to Closing:

               (i)  By mutual written consent of IO and Avatar;

               (ii) By either IO or Avatar if the Closing shall not have occurred on or before April 30, 1999, other than due to a breach of this Agreement by the party seeking to terminate;

               (iii) By IO if there is a material breach of any representation or warranty set forth in Article 2 or any covenant or agreement to be complied with or performed by Avatar or the Shareholder pursuant to the terms of this Agreement, so long as any such breach is not caused by the action or inaction of IO; or

               (iv) By Avatar and the Shareholder if there is a material breach of any representation or warranty set forth in Article 3 hereof or of any covenant or agreement to be complied with or performed by IO or the Merger Sub pursuant to the terms of this Agreement, so long as any such breach is not caused by the action or inaction of Avatar or the Shareholder.

         (b)  In the event of termination of this Agreement:

               (i) The provisions of any Confidentiality Agreement between or among the parties shall continue in full force and effect; and

               (ii) No party hereto shall have any liability to any other party to this Agreement, except for any willful breach of, or knowing misrepresentation made in, this Agreement occurring prior to the proper termination of this Agreement.

     9.2. Certain Securities Laws Representations. The Shareholder represents for itself as follows with respect to the Merger Shares to be acquired in connection with the Merger:

          (a) The Shareholder is receiving such shares for investment for her own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof, other than as contemplated hereby;

          (b) The Shareholder has been given the opportunity to obtain any information or documents relating to, and to ask questions and receive answers about, IO and the business and prospects of IO which it deems necessary to evaluate the merits and risks related to its investment in such shares and to verify the information received, and the Shareholder's knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of its receipt of such shares;

          (c) The Shareholder's financial condition is such that it can afford to bear the economic risk of holding the shares for an indefinite period of time and has adequate means for providing for the Shareholder's current needs and contingencies and to suffer a complete loss of its investment in such shares;

          (d) All information that the Shareholder has provided to IO concerning herself and her financial position is correct and complete;

          (e) The Shareholder has been advised that (i) IO's issuance of the shares of IO Common Stock to the Shareholder will not have been registered under the Securities Act; (ii) such shares may need to be held indefinitely, and the Shareholder must continue to bear the economic risk of the investment in such shares unless they are subsequently registered under the Securities Act or an exemption from such registration is available; (iii) there may not be a public market for such shares; (iv) when and if such shares may be disposed of without registration in reliance on Rule 144 promulgated under the Securities Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule; (v) if the Rule 144 exemption is not available, public sale without registration will require compliance with an exemption under the Securities Act; (vi) IO shall be entitled to issue appropriate stop transfer instructions to its transfer agent consistent with the terms of this Agreement; and (vii) a restrictive legend shall be placed on the certificates representing such shares.

     9.3. Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Avatar or the Shareholder without the prior written consent of IO and the Merger Sub, or by IO or the Merger Sub without the prior written consent of Avatar and the Shareholder.

     9.4. Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered in person or by courier, telegraphed, telexed, sent by facsimile transmission, sent via overnight delivery service or mailed by registered or certified mail (such notice to be effective upon receipt), as follows:

     If to the Shareholder:

       to the address set forth below her name on the signature page hereto

          With a copy to:

               Anderson Godwin de Regt LLP
               3930 Two Union Square
               601 Union Street
               Seattle, WA 98101
               Tele:  (206) 224-2877
               Fax:  (206) 628-3049
               Attn:  Paul F. Norris

     If to IO:
               Interactive Objects, Inc.
               217 Pine St., Suite 800
               Olympic Tower Building
               Seattle, Washington  98101
               Tele:  (206) 464-1008
               Fax:  (206) 264-8063
               Attention: Steven G. Wollach, President

          With a copy to:
               Cairncross & Hempelmann, P.S.
               70th Floor, Columbia Center
               701 Fifth Avenue
               Seattle, Washington  98104-7016
               Tele:  (206) 587-0700
               Fax:  (206) 587-2308
               Attention:  Robert C. Seidel

          If to the Surviving Corporation:
               Avatar Interactive, Inc.
               217 Pine St., Suite 800
               Olympic Tower Building
               Seattle, Washington  98101
               Tele:  (206) 464-1008
               Fax:  (206) 264-8063
               Attention:  Steven G. Wollach, President

          With a copy to:
               Cairncross & Hempelmann, P.S.
               70th Floor, Columbia Center
               701 Fifth Avenue

               Seattle, Washington  98104-7016
               Tele:  (206) 587-0700
               Fax:  (206) 587-2308
               Attention:  Robert C. Seidel

or to such other place and with such other copies as any party may designate as to itself by written notice to the others.

     9.5. Publicity. After the Effective Time, IO shall have the right to make any press release or other disclosures of this Agreement and the transactions contemplated hereunder, subject to the prior review and approval of the Shareholder, such approval not to be unreasonably withheld. The parties will cooperate and consult with each other regarding public information disclosures with respect to this Agreement or any of the transactions contemplated hereby. Neither Avatar nor the Shareholder will make any such public announcement without the consent of IO.

     9.6. Severability; Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     9.7. Expenses. IO has and will pay the fees, expenses and disbursements of IO and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement. IO shall pay all, sales, use, transfer, stamp, duties, recording and similar taxes, if any, required to be paid in connection with the Merger. In the event the Merger is consummated, IO shall assume and be liable for Avatar's and the Shareholder's legal and accounting fees and expenses (the "Shareholder's Transaction Expenses") incurred in connection with the subject matter of this Agreement. The Shareholder, and not Avatar or IO, shall be liable for any other fees and expenses incurred herewith. In the event the Merger is not consummated, each party shall be responsible for its own expenses incurred herewith and IO shall have no obligation or liability with respect to any fees, expenses or commissions incurred by Avatar or the Shareholder.

     9.8. Time Limit on Claims and Actions. No action, regardless of form, arising out of any breach or claimed breach of this Agreement by any party may be brought more than two (2) years after the cause of action has accrued. For purposes of this Agreement, a cause of action will be deemed to have accrued when the aggrieved party first knows or reasonably should have known of the breach or claimed breach.

     9.9. Choice of Law; Jurisdiction. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Washington. Any disputes arising out of, in connection with or with respect to this Agreement, the subject matter hereof, the performance or non-performance of any obligation hereunder, or any of the transactions contemplated hereby shall be adjudicated in the Superior Court for the State of Washington, located in King County, Washington. Each of the parties hereto irrevocably submits to the jurisdiction of such court for the purposes of any suit, civil action or other proceeding arising out of, in connection with or with respect to this Agreement, the subject matter hereof, the performance or non-performance of any obligation hereunder, or any of the transactions contemplated hereby (collectively, "Suit").

     9.10. Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits and schedules hereto, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                    [Remainder of Page Intentionally Blank]

     9.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     EXECUTED as of the day and year first above written.

     IO:
                            INTERACTIVE OBJECTS, INC.
                            a Washington corporation



                            By:   /s/ Steven G. Wollach
                                 -----------------------
                              Steven G. Wollach, President

     MERGER SUB:
                            IO ACQUISITION, INC.
                             a Washington corporation



                            By:   /s/ Steven G. Wollach
                                 -----------------------
                              Steven G. Wollach, President


     AVATAR:
                            AVATAR INTERACTIVE, INC.,
                             a Washington corporation



                            By:   /s/ Kayleen Arafiles
                                 ----------------------
                              Kayleen Arafiles, President

     SHAREHOLDER:


                            /s/ Kayleen Arafiles
                            ---------------------
                            Kayleen Arafiles
                              Address:
                                         --------------------------------

                                         --------------------------------